Exhibit 10.95

Election to Defer Delivery of Shares -
2016 Restricted Stock Unit (RSU) Award

Under Section 23(i) of the 2015 Omnibus Incentive Plan (“Plan”) and as permitted by the Compensation Committee, I hereby elect to defer from the Scheduled Delivery Date1 the delivery of ___%2 of the shares underlying my 2016 RSU Award to the following Elected Delivery Date (check one)3:
___ Separation from Service
___ On ____/____/____ (must be after the Scheduled Delivery Date)

Capitalized terms not otherwise defined herein shall have the meaning given them in the Plan.

In witness whereof, I have executed this Election to Defer Delivery of Shares.4

_____    ______________ ______________
Date        Director’s Signature         Director’s Printed Name

/1/ The Scheduled Delivery Date is expected to be the Vesting Date, which is expected to be the earliest of (1) the annual meeting of Sprint shareholders in 2017, (2) one year from the Date of Grant, and (3) your Separation from Service with the Board because of your death, Disability or involuntary Separation from Service following a Change in Control of the Corporation.

/2/ The number of shares is not determined until the Date of Grant; accordingly only a percentage of total shares may be indicated.

/3/ Note that if you die before your Elected Delivery Date, your Delivery Date will instead be your date of death. Your shares will be delivered no later than 60 days after the Elected Delivery Date or your death, as applicable. The remaining terms of the Award Agreement, including dividend equivalent accrual, shall apply during the period of deferral.

/4/ An election to defer delivery of shares must be made before the calendar year of an RSU Award Date of Grant. Therefore, this Election to Defer Delivery of Shares must be made by and becomes irrevocable as of December 31, 2015, except that you may change your Elected Delivery Date with respect to the shares deferred under this election by filing a new Election to Defer Delivery of Shares form at least 12 months before, and only to defer to a date that is at least five years after, the Elected Delivery Date above.

This signed Election to Defer Delivery of Shares form must be received on or before 5:00 p.m. CT on December 31, 2015 via

•	fax at (913) 523-9797 or

•	email at timothy.ogrady@sprint.com.